Exhibit 10.15

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

And

GUANGDONG YIHAO PHARMACY CO., LTD.

Regarding

GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD.

Exclusive Option Agreement

September 5, 2013

This Exclusive Option Agreement (“Agreement”) was made and entered into on September 5, 2013 by and among the following parties in Shanghai, the People’s Republic of China (“China”):

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a wholly foreign owned enterprise duly organized and existing under the laws of China, with its legal address at Room 805, Suite B, No.1 Building, No.977, Shangfeng Road, Tang Town, Pudong New Area, Shanghai, China (“Party A”); and

GUANGDONG YIHAO PHARMACY CO., LTD. a limited liability company duly organized and existing under the laws of China with its legal address at Zone A, 2/F, No.1 Gonghe Road (West), Yuexiu District, Guangzhou, China (“Party B”). (Party A and Party B are hereinafter collectively referred to as “Parties” and individually as “Party”.)

WHEREAS:

(1) Party A is a wholly foreign owned enterprise duly established and validly existing under the laws of China, and has its independent legal personality;

(2) Party B is a limited liability company duly organized and existing under the laws of China, and holds 100% equity in GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD. (“Operating Company”);

(3) On the same date of this Agreement, Party A and the Operating Company entered into an Exclusive Support Services Agreement, whereby Party A shall provide the exclusive support service to the Operating Company and the Operating Company shall pay the service fee and perform other obligations to Party A;

(4) On the same date of this Agreement, the Parties entered into an Equity Pledge Agreement, whereby Party B shall pledge their entire equity in the Operating Company for the benefits of Party A to secure the Operating Company’s performance of its obligations under the Exclusive Support Services Agreement;

(5) The Parties further agree that Party A has the right to purchase the entire equity in the Operating Company held by Party B.

NOW, THEREFORE, in the consideration of the premises mentioned above and the undertakings and covenants of both Parties herein, the Parties hereby agree as follows:

ARTICLE 1 EXCLUSIVE RIGHT

1. Grant of Right

Party B hereby irrevocably grants to Party A or a third party considered as appropriate by Party A at its own discretion an exclusive right, namely:

a. Party A or its designated third party has the right to purchase all or part of the equity in the Operating Company held by Party B at any time, to the extent permitted by the laws and regulations of China.

b. Party A has the right (but is not obliged) to purchase or designate a third party to purchase all or part of the equity in the Operating Company held by Party B.

c. Without Party A’s prior written consent, Party B may not transfer any part of their equity in the Operating Company by whatever means directly or indirectly to any third party.

2. Exercise of the Exclusive Right

a. To the extent permitted by the laws and regulations of China, Party A may exercise its right to purchase the equity at any time by giving a written notice to Party B specifying the percentage of equity to be purchased.

b. The ways in which Party A may choose to exercise the right to purchase the equity include but are not limited to:

(i) Enforce the pledge in accordance with the provisions of the Equity Pledge Agreement; and

(ii) Purchase the equity of the Operating Company without consideration or at the minimum consideration to the extent permitted by the laws and regulations of China.

c. If the laws of China at that time permit Party A or any third party designated by Party A to hold the entire equity in the Operating Company, Party A may choose to exercise its exclusive rights to purchase the entire equity in the Operating Company at one time, and thus either Party A or the third party designated by Party A may acquire the entire equity in the Operating Company from Party B at one time; If the laws of China at that time permit Party A or any third party designated by Party A to hold a part of equity in the Operating Company, Party A may determine the percentage of equity to be acquired to the maximum extent permitted by the laws of China, and thus either Party A or the third party designated by Party A may acquire such percentage of equity in the Operating Company from Party B. In the latter case, Party A may exercise its exclusive right to purchase the equity in the Operating Company in installments to the gradually increased percentage permitted by the laws of China, so that it may eventually acquire the entire equity in the Operating Company.

d. Party B undertake and warrant that upon issuance of the exercise notice by Party A:

(i) It shall immediately convene a shareholders’ meeting, pass the resolutions of the shareholders’ meeting and take all other necessary actions, approving the transfer of the entire equity to Party A or its designated third party;

(ii) It shall immediately sign an equity transfer agreement with Party A or its designated third party to transfer the entire equity to Party A or its designated third party; and

(iii) It shall provide Party A with necessary support (including delivering and executing all relevant legal documents, going through all procedures for government approvals and registrations and performing all related obligations) according to Party A’s requirements and the applicable laws and regulations, so that Party A or its designated third party may acquire the entire equity without legal defect.

f. For the avoidance of doubt, each of Party B hereby unconditionally and irrevocably confirms that, after his death, it will gift all the equity in the Operating Company it holds at that time to Party A, and that no person (including Party B’s parents, spouse, children or any other relatives) other than Party A and its designated third party shall have the ownership, title or any other interest in such equity.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES

1. On the date of this Agreement, Party A represents and warrants to Party B that:

a. Party A is a wholly foreign owned enterprise duly established under the laws of China;

b. Party A has obtained all the necessary and appropriate licenses and authorizations for executing and performing this Agreement.  Its execution and performance of this Agreement are consistent with Party A’s business scope, its articles of association and other corporate documents; and

c. Party A’s execution and performance of this Agreement will not violate any laws, regulations, government permits, government notices or other government documents that bind or affect it, or breach any of agreements signed by it with any third party.

2. On the date of this Agreement, Party B represents and warrants that:

a. Party B and the Operating Company is respectively a limited liability company duly established and existing under the laws of China;

b. Party B has obtained all the necessary and appropriate licenses and authorizations for executing and performing this Agreement;

c. Party B’s execution and performance of this Agreement will not violate any laws, regulations, government permits, government notices or other government documents that bind or affect it, or breach any of agreements signed by it with any third party;

d. Party B is the legal owner of entire equity in the Operating Company and has the right to dispose of such equity or any part thereof, and there is no dispute over the pledged equity. Except for the Equity Pledge Agreement signed by the Parties on the same date of this Agreement, Party B has not and will not create any mortgage, pledge or other security upon the equity in the operating company for the benefits of any third party;

e. There is no pending or threatening dispute, lawsuit, arbitration, administrative dispute or other legal dispute with respect to Party B or Party B’s equity in the Operating Company;

f. The Operating Company has obtained all government approvals, permits, licenses, registrations and filings necessary to operate and own its assets within its business scope; and

g. There is no pending or threatening dispute, lawsuit, arbitration, administrative dispute or other legal dispute with respect to the Operating Company.

ARTICLE 3 PARTY B’S SPECIAL REPRESENTATIONS AND WARRANTIES

1. As the shareholder of the Operating Company, Party B warrants that the Operating Company will:

a. Without Party A’s prior written consent, not supplement or amend its articles of association in whatever forms, or increase or decrease its registered capital or change its capital structure by whatever means;

b. Carefully and effectively maintain the operations of the Operating Company based on good financial and business standards;

c. Without Party A’s prior written consent, not transfer, pledge or otherwise dispose of the lawful rights and interests in its assets or income, or create encumbrance upon the security interest in its assets or income at any time;

d.              Not create, inherit, guarantee or permit to exist any debt, unless such debt is generated from the normal operations of the Operating Company or has been accepted or recognized by Party A in advance;

e.               Without Party A’s prior written consent, not enter into any material contract;

f.                Without Party A’s prior written consent, not provide any loan or guarantee to any third party;

g.               Upon request of Party A, provide Party A with all information about the business and financial conditions of the Operating Company;

h.              Purchase insurance from an insurer accepted by Party A, with the amount and coverage of insurance same as the insurance taken by other companies that are operating similar business and owning similar assets at the place of the Operating Company;

i.                  Without Party A’s prior written consent, not merge with any third party, purchase any third party or invest in any third party;

j.                 Immediately notify Party A of any litigation, arbitration or administrative dispute over the Operating Company’s assets, business or income that occurs or would occur; and

k.              Without Party A’s prior written consent, not distribute dividends to its shareholders in any form.

2. Party B warrants that it shall:

a.              Except for the provisions of this Agreement and the Equity Pledge Agreement, without Party A’s prior written consent, not transfer, pledge or otherwise dispose of their equity in the Operating Company at any time;

b.              Without Party A’s prior written consent, not cause its directors to approve that the Operating Company will merge with any third party, purchase any third party or invest in any third party, or make any resolution or thing in violation of the undertakings made by Party B to Party A herein;

c.               Immediately notify Party A of any litigation, arbitration or administrative dispute over their equity in the Operating Company that occurs or would occur;

d.              Without Party A’s prior written consent, not engage in any action or omission that would have a material effect on the assets, business or liabilities of the Operating Company;

e.               Upon Party A’s request, appoint Party A’s designated individuals as the directors of the Operating Company;

f.                To the extent permitted by the laws of China and upon request of Party A at any time, immediately and unconditionally transfer all their equity in the Operating Company to Party A or its designated third party;

g.               To the extent permitted by the laws of China and upon request of Party A at any time, make best efforts to cause other shareholders of the Operating Company (if any) to immediately and unconditionally transfer all their equity in the Operating Company to Party A or its designated third party, and waive their preemptive right in respect of such transfer;

h.              For the purpose of this Agreement, Party B will make its best efforts to take actions and execute documents as Party A reasonably deems necessary;

i.                  Party B hereby expressly waives any rights (including but not limited to any relevant right of subrogation or prior consent) that they may have under the laws of China and would affect Party A’s interests hereunder; and

j.                 Strictly comply with this Agreement, the Equity Pledge Agreement and the Exclusive Support Services Agreement, effectively perform their obligations hereunder and thereunder, and not engage in any action or omission that would affect the validity or enforceability of such agreements; when Party A exercises its rights hereunder, it shall be responsible for assisting with the procedures for the registration of changes related to equity transfer.

ARTICLE 4 TAXES AND COSTS

Each Party shall pay all costs that shall be borne by it/they in accordance with the applicable laws of China, including but not limited to the transfer and registration costs incurred from preparing and executing this Agreement and completing the transactions contemplated herein.

ARTICLE 5 NOTICE

All notices in relation to this Agreement shall be sent to the following address by personal delivery, registered mail or fax, unless a written notice has been given to change the following address. If sent by registered mail, it shall be deemed as duly served on the date indicated in the return receipt of the registered mail; if by personal delivery, on the date of delivery; if by fax, on the date indicated in the transmission confirmation of the fax, provided that the original copy of the notice is sent to the following address by personal delivery or registered mail immediately after the fax is transmitted.

Party A:

Address: No.10 Building, No.114, Lane 572, Bibo Road, Pudong New Area, Shanghai

Zip Code: 201203

Attention: Hua CHEN

Tel.: 021-58381172

Fax: 021-58381091

Party B:

Address: No.10 Building, No.114, Lane 572, Bibo Road, Pudong New Area, Shanghai

Zip Code: 201203

Attention: Hua CHEN

Tel.: 021-58381172

Fax: 021-58381091

ARTICLE 6 GOVERNING LAW AND DISPUTE SETTLEMENT

1.              The validity, construction, performance as well as dispute settlement of or in connection with this Agreement shall be governed by the applicable laws of the People’s Republic of China.

2.              The Parties agree and confirm that if either of Party B (“Breaching Party”) materially violates any covenant made herein or materially fails to perform any obligation hereunder, it shall constitute a breach hereunder, and Party A may request the Breaching Party to make correction or remedy within a reasonable period. If the Breaching Party fails to make correction or remedy within the reasonable period or 10 days upon receipt of the written notice from Party A requesting the remedy, Party A may at its sole discretion choose one or several of the following remedies: (1) terminate this Agreement and demand the Breaching Party to fully indemnify Party A against all damages; (2) enforce the obligations of the Breaching Party hereunder and demand the Breaching Party to fully indemnify Party A against all damages; or (3) dispose of the pledged equity at a discounted price or by auction or sale according to the provisions of the Equity Pledge Agreement, get payment in priority from the proceeds thereof and demand the Breaching Party to pay all damages arising therefrom.

3.              Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be settled by the Parties through friendly negotiation. If no settlement can be reached through negotiation within 30 days, any Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. For the avoidance of doubt, each Party may appoint an arbitrator and the both Parties irrevocably appoint and authorize the Chairman of the Arbitration Commission to appoint the third arbitrator. The arbitration tribunal shall be composed of these three arbitrators. All arbitration proceeding shall be conducted in Chinese language. The arbitral award shall be final and binding upon the Parties.

4.              During the settlement of a dispute, each Party shall continue to perform the provisions hereof, except for those involved in the dispute.

ARTICLE 7 MISCELLANEOUS

1.              This Agreement shall become effective when it is duly signed or sealed by the Parties. The term of this Agreement is same as the term of the Exclusive Support Services Agreement.

2.              This Agreement shall be read and understood in conjunction with the Equity Pledge Agreement and the Exclusive Support Services Agreement.  If there is any ambiguity, it shall be interpreted with reference to the provisions and purposes of the Equity Pledge Agreement and the Exclusive Support Services Agreement.

4.              Any amendment or supplement to this Agreement shall not become effective unless the same is signed by the Parties in writing.

5.              Invalidation of any part of this Agreement will not affect the validity of the remaining parts hereof.

6.              This Agreement shall be made and executed in three originals and written in Chinese, one for each Party and each being of equal legal effect. The Parties may make and execute several counterparts of this Agreement as needed.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE SIGNATURE PAGE IS ATTACHED HEREINBELOW]

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Exclusive Option Agreement on the date indicated first above.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

Signature:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Company seal

GUANGDONG YIHAO PHARMACY CO., LTD.

Signature:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Seal of Guangdong Yihao Pharmacy Co., Ltd.